FREMONT MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


                  Fremont Mutual Funds, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly classified 100,000,000 shares of the unissued shares of capital stock of the Corporation into a series designated the Fremont U.S. Small Cap Fund (the "U.S. Small Cap Fund") and has provided for the issuance of such series. The Board of Directors of the Corporation may from time to time increase or decrease the number of shares of capital stock so classified. All such shares are initially classified as "Class A Common Stock" of the U.S. Small Cap Fund. The Board of Directors may classify or reclassify any unissued shares of capital stock of the U.S. Small Cap Fund (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

                  SECOND: A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the U.S. Small Cap Fund is as follows:

       (1) Assets Belonging to the U.S. Small Cap Fund Series. All consideration received by the Corporation from the issue or sale of shares of the U.S. Small Cap Fund, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the U.S. Small Cap Fund for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to the U.S. Small Cap Fund as provided in the following sentence, are herein referred to as "assets belonging to" the U.S. Small Cap Fund. If there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class or series (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to the U.S. Small Cap Fund in such manner and on such basis as the Board of

Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to the U.S. Small Cap Fund shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

       (2) Liabilities Of the U.S. Small Cap Fund Series. The assets belonging to the U.S. Small Cap Fund shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by or under the supervision of the Board of Directors to the U.S. Small Cap Fund in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to the U.S. Small Cap Fund are herein referred to as "liabilities belonging to" that series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

       (3) Income Belonging to the U.S. Small Cap Fund Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, as amended (the "1940 Act"), to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding.

         Income belonging to the U.S. Small Cap Fund includes all income, earnings and profits derived from assets belonging to the U.S. Small Cap Fund less any expenses, costs, charges or reserves belonging to the U.S. Small Cap Fund for the relevant time period, all determined in accordance with generally accepted accounting principles.

       (4) Dividends and Distributions. Dividends and distributions on shares of the U.S. Small Cap Fund may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to the U.S.
Small Cap Fund.

         All dividends on shares of the U.S. Small Cap Fund shall be paid only out of the income belonging to the U.S. Small Cap Fund and capital gains distributions on shares of the U.S. Small Cap Fund shall be paid only out of the capital gains belonging to the U.S. Small Cap Fund. Subject to subsection (12) below, all dividends and distributions on shares of the U.S. Small Cap Fund shall be distributed pro rata to the holders of the U.S. Small Cap Fund in proportion to the number of shares of the U.S. Small Cap Fund held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

         The U.S. Small Cap Fund intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the U.S. Small Cap Fund, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the U.S. Small Cap Fund to qualify as a regulated investment company and to avoid liability of the U.S. Small Cap Fund for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the U.S. Small Cap Fund for such tax.

         Dividends and distributions may be made in cash, property or additional shares of the U.S. Small Cap Fund or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in subsection (9) below.

       (5) Liquidation. In the event of the liquidation or dissolution of the Corporation, the shareholders of the U.S. Small Cap Fund shall be entitled to receive, as a series and in preference to any other series, when and as declared by the Board of Directors, the excess of the assets belonging to the U.S. Small Cap Fund over the liabilities belonging to that series and such shareholders shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the shareholders of the U.S. Small Cap Fund shall be distributed among such shareholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of the U.S. Small Cap Fund may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that series, as defined in the 1940 Act, and without the vote of the holders of any other class or series. The liquidation or dissolution of the U.S. Small Cap Fund may be accomplished, in whole or in part, by the transfer of assets of such series to another class or series or by the exchange of shares of such series for the shares of another class or series.

       (6) Voting. On each matter submitted to a vote of the shareholders of the Corporation, each holder of a share of the U.S. Small Cap Fund shall be entitled to one vote for each share of the U.S. Small Cap Fund standing in his name on the books of the Corporation, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of the U.S.

Small Cap Fund or of any class or classes thereof is required by the 1940 Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection
(12)(b)(iii) below), such requirement as to a separate vote by the U.S. Small Cap Fund or of any class or classes thereof shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes of series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series; and (c) as to any matter which does not affect the interest of the U.S. Small Cap Fund, or of any class or classes thereof, the holders of shares of the U.S. Small Cap Fund, or of any class or classes thereof, as the case may be, shall not be entitled to vote. As to any matter with respect to which a separate vote of the U.S. Small Cap Fund is required pursuant to proviso (a) above, notwithstanding any provision of law requiring any action on that matter to be taken or authorized by the holders of a greater proportion than a majority of the U.S. Small Cap Fund entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of shares of the U.S. Small Cap Fund outstanding and entitled to vote thereon.

       (7) Redemption by Shareholder. Each holder of shares of the U.S. Small Cap Fund shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each week, to require the Corporation to redeem all or any part of his shares of the U.S. Small Cap Fund at a redemption price per share equal to the net asset value per share of the U.S. Small Cap Fund next determined (in accordance with subsection (9)) after the Shares are properly tendered for redemption, less such redemption charge (which may, but is not required to be, the same for the shares of each class of the U.S. Small Cap Fund) as is determined by the Board of Directors. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the U.S. Small Cap Fund at the value of such securities or assets used in such determination of net asset value.

         Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of the U.S. Small Cap Fund to require the Corporation to redeem shares of that series during any period or at any time when and to the extent permissible under the 1940 Act.

       (8) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at net asset value the shares of the U.S. Small Cap Fund from a holder who has had shares of that series having an aggregate net asset value (determined in accordance with subsection (9)) of an amount equal to $100 less than the minimum initial investment in or less in his account, provided that at least sixty (60) days' prior written notice of the proposed redemption has been given to such holder by postage paid mail to his last known address. Upon redemption of such shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of such shares so redeemed.

       (9) Net Asset Value Per Share. Subject to subsection (12) below, the net asset value per share of the U.S. Small Cap Fund shall be the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities belonging to that series) by the total number of shares of the U.S. Small Cap Fund outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent with the 1940 Act.

         The Board of Directors may determine to maintain the net asset value per share of the U.S. Small Cap Fund at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that series as dividends payable in additional shares of the U.S. Small Cap Fund at the designated constant dollar amount and for the handling of any losses attributable to that series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to the U.S. Small Cap Fund his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of the U.S. Small Cap Fund to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the U.S. Small Cap Fund shall be deemed to have agreed, by his investment in such series, to make the contribution referred to in the preceding sentence in the event of any such loss.

      (10) Equality.  Subject to subsection  (12) below,  all shares of the U.S.
Small Cap Fund shall represent an equal proportionate interest in the assets belonging to the U.S. Small Cap Fund (subject to the liabilities belonging to that series), and each share of the U.S. Small Cap Fund shall be equal to each other share of that series. The Board of Directors may from time to time divide or combine the shares of the U.S. Small Cap Fund, or any class or classes thereof, into a greater or lesser number of shares of the U.S. Small Cap Fund or any class or classes thereof, as the case may be, without thereby changing the proportionate beneficial interest in the assets belonging to the U.S. Small Cap Fund or in any way affecting the rights of shares of the U.S.
Small Cap Fund, or any class thereof.

      (11) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of the U.S. Small Cap Fund shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

       (12) Designation of Classes.

                  (a) The U.S. Small Cap Fund of Common Stock may have such number of classes of Common Stock as shall be designated by the Board of Directors from time to time. Any class of Common Stock of the U.S. Small Cap Fund shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes." Each Class shall consist of, until further changed, such number of shares as shall be designated by the Board of Directors from time to time, provided that the total number of shares of all Classes of the U.S. Small Cap Fund shall not exceed the number of shares classified from time to time as capital stock of the U.S. Small Cap Fund. All such shares are initially classified as Class A Common Stock of the U.S. Small Cap Fund. Designations of shares among the Classes by the Board of Directors shall be effectuated through the filing from time to time of articles supplementary to the Corporation's Charter.

                  (b) All Classes of the U.S. Small Cap Fund shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the Charter of the Corporation or these Articles Supplementary to the contrary:

         (i) The shares of Class A Common Stock shall be sold without front-end sales loads; provided, however, if no other Class is at that time established, that the Board of Directors may in its discretion authorize the sale of Class A Common Stock with front-end sales loads, contingent deferred sales charges or such other sales or redemption charge arrangements as are in accordance with the 1940 Act and applicable rules and regulations (if any) of the National Association of Securities Dealers, Inc. ("NASD").

         (ii) Articles supplementary hereafter adopted by the Board of Directors in connection with the designation of any additional Classes may provide that shares of each additional Class may be subject to such no-load arrangements, front-end sales loads, contingent deferred sales charges or such other sales or redemption charge arrangements as may be established from time to time by the Board of Directors in accordance with the 1940 Act and applicable rules and regulations (if any) of NASD.

         (iii) Expenses related solely to a particular Class (including, without limitation, distribution expenses under a 1940 Act Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

         (iv) Articles supplementary hereafter adopted by the Board of Directors in connection with the designation of any additional Classes may provide that on an anniversary (as designated in such articles supplementary) of the first business day of the month following the month in which shares of a Class were purchased by a stockholder, such shares (as well as a pro rata portion of any shares purchased through the reinvestment of dividends and other distributions paid in respect of all shares of that Class held by such stockholder) may automatically convert to shares of Class A Common Stock or any other Class as may be designated in the articles supplementary; provided, however, that such conversion may be subject to the continuing availability of an opinion of counsel to the effect that the conversion of the shares of that Class does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of shares of that Class if such opinion is no longer available.

      (13) Fractional Shares. The Corporation may issue and sell fractions of shares of the U.S. Small Cap Fund, or any class or classes thereof, having pro rata all the rights of full shares of the U.S. Small Cap Fund, or any class thereof, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Articles or in the By-Laws, they shall be deemed to include fractions of shares of the U.S. Small Cap Fund, or any class or classes thereof, as the case may be, where the context does not clearly indicate that only full shares are intended.

      (14) Stock Certificates. The Corporation shall not be obligated to issue certificates representing shares of the U.S. Small Cap Fund, or any class or classes thereof, unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the Bylaws or by the Board of Directors.

         IN WITNESS WHEREOF, Fremont Mutual Funds, Inc., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 30, 1997.


                                             FREMONT MUTUAL FUNDS, INC.


WITNESS:


____________________________                 By:____________________________
Tina Thomas,                                      Michael H. Kosich,
Secretary                                         President

         THE UNDERSIGNED, President of Fremont Mutual Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


------------------------
Michael H. Kosich,
President
                                       -8-